Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

	Ownership Percentage
Name	by the Registrant	Jurisdiction of Incorporation
Standard Bank, PaSB	100%	Pennsylvania
Westmoreland Investment Company	100%	Delaware